Exhibit 99.2

Owens & Minor to Acquire Halyard Health, Inc.’s

Surgical & Infection Prevention (S&IP) Business for $710 Million in Cash

Strengthens and diversifies O&M’s business model

Strategically compelling and value-enhancing transaction

Expands O&M’s platforms for growth

RICHMOND, VA, November 1, 2017 – Owens & Minor (NYSE: OMI) today announced that it has signed a definitive agreement to acquire the surgical and infection prevention (“S&IP”) business of Halyard Health, Inc. for approximately $710 million in cash. The highly complementary business will increase scale and profitability across Owens & Minor’s global business, while also enhancing the company’s owned-brand product portfolio and expanding the company’s global network into new markets and channels.

Halyard’s S&IP business is a leading global provider of medical supplies and solutions for the prevention of healthcare-associated infections across acute care and non-acute care markets. S&IP’s focused portfolio of surgical and infection prevention offerings, which includes sterilization wraps, surgical drapes and gowns, facial protection, protective apparel and medical exam gloves, is highly regarded in the industry. Recognized S&IP brands include surgical drape products such as AEROBLUE and AEROCHROME; exam gloves including PURPLE, LAVENDER and STERLING; and sterilization wrap such as ONE-STEP, QUICK CHECK and SMART-FOLD. As a market leader with a differentiated product portfolio and strong brand recognition, S&IP brings an experienced global sales force with direct channel access to both acute care and non-acute care markets throughout the world. Additionally, S&IP brings a world-class manufacturing network, a strong pipeline of new products, and a successful track record of bringing products to the global market.

“Halyard’s S&IP business is a market leader in the prevention of healthcare-associated infections, and its portfolio of products and services is highly complementary to the innovative solutions we currently provide to our customers,” said P. Cody Phipps, Chairman, President & Chief Executive Officer of Owens & Minor. “In today’s rapidly changing healthcare industry, Owens & Minor is taking aggressive steps to strengthen and diversify our business model, and this transaction supports and enhances our ability to execute our strategy and provides significant opportunities for growth.”

“This transaction is both strategically and financially compelling,” said Richard Meier, EVP, Chief Financial Officer and President-International. “It will allow us to enhance our product offerings to our acute care and non-acute care customers in a wider range of global markets and—combined with our recent acquisition of Byram Healthcare—will position us to achieve sustainable, profitable growth.”

Strategically and Financially Compelling Transaction

•	Expands opportunities for Owens & Minor’s owned-brand product portfolio – S&IP’s differentiated product portfolio, which holds leading U.S. market positions and has strong brand recognition across developed markets, complements Owens & Minor’s existing portfolio of brands and is expected to drive growth in revenue, operating earnings, earnings per share and cash flow.

•	Accelerates Owens & Minor’s strategy to deliver value at the point of care – The transaction complements Owens & Minor’s business model with expanded solutions and trusted products at the point of care in the acute care and non-acute care markets.

•	Creates a platform for future growth – The acquisition allows Owens & Minor to respond more quickly to a changing healthcare industry, with a focus on new opportunities for unique product solutions and value-enhancing bundles and expansion into more clinically relevant areas. The transaction also adds new skill sets, resources, and capabilities to support growth initiatives.

With the S&IP transaction, Owens & Minor expects to acquire approximately $1 billion in revenues and approximately $80 million of annual EBITDA. Additionally, Owens & Minor expects annual pre-tax synergies to reach approximately $40 million by year three post-closing. Owens & Minor intends to finance the transaction with a combination of cash and debt, and has obtained committed financing, subject to customary closing conditions, from BofA Merrill Lynch in connection with the planned acquisition. Owens & Minor expects the transaction to be accretive to non-GAAP diluted earnings per share in 2018, with increasing accretion thereafter. The transaction, which has been approved by the boards of directors of both companies, is expected to close in the first quarter of 2018, subject to customary closing conditions and regulatory approvals, including Hart-Scott-Rodino.

BofA Merrill Lynch and Lazard acted as lead financial advisors to Owens & Minor. Citigroup also provided advice to Owens & Minor. Simpson Thacher & Bartlett LLP acted as lead legal counsel to Owens & Minor; while Hyman, Phelps & McNamara, P.C. provided advisory services on regulatory matters; and Eversheds Sutherland provided advisory services on international legal matters.

Investor Call to Discuss the Transaction and Third Quarter 2017 Earnings Results

In a separate press release issued today, Owens & Minor released financial results for the third quarter of 2017. Company executives will host a conference call, which will also be webcast, to discuss the results and transaction today, Wednesday, November 1, 2017, at 8:00 a.m. EDT. The access code for this event is #4577919. The dial-in number for the live conference call is 866-393-1604; the international dial-in number is 224-357-2191; and a replay of the call will be available for one week by calling 855-859-2056. A webcast of the event and a corresponding slide presentation will be available on www.owens-minor.com under the Investor Relations section.

Safe Harbor Statement

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the Securities and Exchange Commissions Fair Disclosure Regulation. This release contains certain “forward-looking” statements, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to Owens & Minor’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources, Owens & Minor’s ability to complete the transaction with Halyard Health Inc. described herein and any projections of earnings, revenues or other financial or operational items related to the transaction or Halyard Health Inc. following the closing of the transaction, and other non-historical statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Important factors that could cause actual events or results to be materially different from our expectations with respect to the transaction with Halyard Health Inc. include, but are not limited to: the effect of the announcement of the transaction on Owens & Minor’s business relationships, operating results, share price or business generally; the occurrence of any event or other circumstances that could give rise to the termination of the definitive agreement relating to the transaction; the outcome of any legal proceedings that may be instituted against Owens & Minor related to the transaction; the failure to satisfy any of the conditions to completion of the transaction, including the receipt of all required regulatory approvals and antitrust consents; and the failure to realize the expected synergies resulting from the transaction. Investors should refer to our annual report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission (“SEC”) and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain other known risk factors that could cause our actual results to differ materially from our current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, we can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, caution investors not to place undue reliance on them. We specifically disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Owens & Minor uses its Web site, www.owens-minor.com, as a channel of distribution for material company information, including news releases, investor presentations and financial information. This information is routinely posted and accessible under the Investor Relations section.

About Owens & Minor, Inc.

Owens & Minor, Inc. (NYSE: OMI) is a global healthcare solutions company dedicated to Connecting the World of Medical Products to the Point of CareSM by providing vital supply chain services to healthcare providers and manufacturers of healthcare products. Owens & Minor provides logistics services across the spectrum of medical products from disposable medical supplies to devices and implants. With logistics platforms strategically located in the United States and Europe, Owens & Minor serves markets where three quarters of global healthcare spending occurs. Owens & Minor’s customers span the healthcare market from independent hospitals to large integrated healthcare networks, as well as group purchasing organizations, healthcare products manufacturers, the federal government, and healthcare patients at home through the Byram Healthcare subsidiary. A FORTUNE 500 company, Owens & Minor is headquartered in Richmond, Virginia, and has annualized revenues exceeding $9 billion. For more information about Owens & Minor, visit owens-minor.com, follow @Owens_Minor on Twitter, and connect on LinkedIn at www.linkedin.com/company/owens-&-minor.

CONTACTS:

Truitt Allcott, Director, Investor & Media Relations, 804-723-7555, truitt.allcott@owens-minor.com

Chuck Graves, Director, Finance & Investor Relations, 804-723-7556, chuck.graves@owens-minor.com

SOURCE: Owens & Minor